Exhibit 3.1

SECOND AMENDED AND RESTATED

BYLAWS

OF

OWENS CORNING

~~APRIL 21~~JUNE 19, ~~2016~~2019

SECOND AMENDED AND RESTATED

BYLAWS OF

OWENS CORNING

(as adopted on ~~April 21~~June 19, ~~2016~~2019)

ARTICLE I

STOCKHOLDERS

Section 1.1 Annual Meeting. An annual meeting of the stockholders of Owens Corning (the “Corporation”), for the election of directors to succeed those whose terms expire and for the transaction of such other business as may be properly ~~come~~brought before the meeting, shall be held at such place, either within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix by resolution each year. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law. Subject to Section 1.7, any other ~~proper~~ business properly brought may be transacted at an annual meeting.

Section 1.2 Special Meetings. Except as otherwise required by the General Corporation Law of the State of Delaware (as it may be amended from time to time, the “General Corporation Law”) or by the Amended and Restated Certificate of Incorporation of the Corporation (as it may be amended, the “Amended and Restated Certificate of Incorporation”) and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, dissolution or winding up, special meetings of the stockholders may be called only by the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors. Special meetings of the stockholders shall be held at such place, either within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix. The Board of Directors may, in its sole discretion, determine that the special meeting shall not be held at any place, but shall be held solely by means of remote communications, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.

Section 1.3 Notice of Meetings. Written notice of the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation.

No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice to the Secretary of the Corporation, whether before or after the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting, in person or by proxy, for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 1.4 Quorum. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. If a quorum is present when a meeting is convened, the subsequent withdrawal of stockholders, even though less than a quorum remains, shall not affect the ability of the remaining stockholders lawfully to transact business.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time until a quorum is present.

If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation, those present at such adjourned meeting, in person or by proxy, shall constitute a quorum, and all matters shall be determined by a majority vote of the votes cast at such meeting.

Section 1.5 Organization. The Chairman of the Board of Directors or such other person as the Board of Directors may have designated or, in the absence of such a person, the Chief Executive Officer of the Corporation or, in his absence, the President of the Corporation or, in the absence of such officer, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. The secretary of the meeting shall be such person as the chairman appoints.

Section 1.6 Conduct of Business; Remote Communication. The chairman of any meeting of stockholders shall determine the order of business and the rules, regulations and procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

If authorized by the Board of Directors in accordance with the Bylaws of this Corporation and applicable law, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (1) participate in a meeting of stockholders and (2) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 1.7 Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders. (1) Nominations for persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in this Section 1.7 and who was a stockholder of record at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Section 1.7.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 1.7(a)(1)(C), the stockholder must have given timely notice thereof in writing to the Secretary and, such other business must otherwise be a proper matter for stockholder action and such notice must comply with the applicable provisions of this Section 1.7. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, written notice by a stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which a public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. To be ~~in proper form~~properly brought, a stockholder’s notice to the Secretary must:

(~~a~~A) set forth, as to the stockholder giving the notice ~~and~~, the beneficial owner or beneficial owners, if any or if different, on whose behalf the nomination or proposal is made ~~(~~and any Affiliate or Associate (each within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)) of such stockholder or beneficial owner(s) (together, the “Proposing Person”):

(i) the name and address of such ~~stockholder~~Proposing Person, as they appear on the Corporation’s books~~, and of any other beneficial owner, if any,~~;

(ii) the class or series and number of shares of the Corporation which are directly or indirectly owned beneficially and of record by such ~~stockholder and such beneficial owner, if any,~~Proposing Person as of the date of such notice (~~which information shall be supplemented by such stockholder and such beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and~~including any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership, whether such right is exercisable immediately or only after the passage of time);

(iii) a representation (1) that the stockholder giving the notice is a stockholder of record entitled to vote at the annual meeting and intends to appear at the annual meeting to bring such nomination or proposal before the annual meeting and (2) as to whether any Proposing Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Corporation entitled to vote and required to approve the nomination or proposal and, if so, identifying such Proposing Person;

(iv) a description of any (1) option, warrant, convertible security, stock appreciation right or similar right or interest (including any derivative securities, as defined under Rule 16a-1 under the Exchange Act or other synthetic arrangement having characteristics of a long position) which, assuming for purposes of these Bylaws, are presently exercisable, with an exercise or conversion privilege or a settlement or payment mechanism at a price related to any class or series of securities of the Corporation or with a value derived in whole or in part from the value of any class or series of securities of the Corporation, whether or not such instrument or right is subject to settlement in whole or in part in the underlying class or series of securities of the Corporation or otherwise, directly or indirectly held of record or owned beneficially by such Proposing Person and whether or not such Proposing Person may have entered into transactions that hedge or mitigate the economic effects of such security or instrument and (2) other direct or indirect right or interest that may enable such Proposing Person to profit or share in any profit derived from, or to manage the risk or benefit from, any increase or decrease in the value of the Corporation’s securities, in each case regardless of whether (x) such right or interest conveys any voting rights in such security to such Proposing Person, (y) such right or interest is required to be, or is capable of being, settled through delivery of such security, or (z) such Proposing Person may have entered into other transactions that hedge the economic effect of any such right or interest (any such right or interest referred to in this clause (iv) being a “Derivative Interest”);

(v) a description of any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which the Proposing Person has a right to vote any shares of the Corporation or which has the effect of increasing or decreasing the voting power of such Proposing Person;

(vi) a description of any contract, agreement, arrangement, understanding or relationship including any repurchase or similar so called “stock borrowing” agreement or arrangement, the purpose or effect of which is to mitigate loss, reduce economic risk or increase or decrease voting power with respect to any capital stock of the Corporation or which provides any party, directly or indirectly, the opportunity to profit from any decrease in the price or value of the capital stock of the Corporation;

(vii) a description of any material pending or threatened legal proceeding involving the Corporation, any affiliate of the Corporation or any of their respective directors or officers, to which such Proposing Person is a party;

(viii) a description of any rights directly or indirectly held of record or beneficially by the Proposing Person to dividends on the shares of the Corporation that are separated or separable from the underlying shares of the Corporation;

(ix) a description of any equity interests, including any convertible interests, Derivative Interests or short interests, in any principal competitors of the Corporation;

(x) a description of any direct or indirect interests of such Proposing Person in any material contract, agreement or relationship with the Corporation, any affiliate of the Corporation or any principal competitors of the Corporation;

(xi) a description of any performance-related fees (other than an asset-based fee) to which the Proposing Person or any immediate family member of the Proposing Person may be entitled as a result of any increase or decrease in the value of shares of the Corporation or Derivative Interests; and

(~~iii~~xii) any other information relating to such ~~stockholder and beneficial owner, if any,~~Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the ~~Securities~~ Exchange Act ~~of 1934, as amended, and the rules and regulations promulgated thereunder~~; and

(~~the “Exchange Act”~~B)~~; (b)~~ if the notice relates to any business other than the nomination of a director that ~~the stockholder~~such Proposing Person proposes to bring before the meeting, set forth

(i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the reasons why such stockholder or any other Proposing Person believes that the taking of the action or actions proposed to be taken would be in the best interests of the Corporation and its stockholders and any material interest of such ~~stockholder and beneficial owner, if any,~~Proposing Person in such business ~~and~~;

(ii) a description of all agreements, arrangements and understandings among the Proposing Persons or between ~~such stockholder and beneficial owner, if any,~~any Proposing Person and any other person ~~or~~, persons or entity (including their names) in connection with the proposal of such business by such ~~stockholder~~Proposing Person; ~~(c)~~and

(iii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if applicable, the text of any proposed modification to the Amended and Restated Certificate of Incorporation or these Bylaws);

(C) set forth, as to each person, if any, whom the ~~stockholder~~Proposing Person proposes to nominate for election or reelection as a director ~~(i)~~:

(i) all information that would be required to be set forth in a stockholder’s notice pursuant to Section 1.7(a)(2)(A) if such nominee were a Proposing Person;

(ii) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person’s written consent to be named in the proxy statement as a nominee and written consent to ~~serving~~serve as a director if elected); and

(~~ii~~iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and other material relationships, between or among such ~~stockholder and beneficial owner, if any, and their respective affiliates and associates,~~Proposing Person or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to ~~Rule~~Items 403 and 404 ~~promulgated~~ under Regulation S-K if the stockholder making the nomination ~~and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof~~or any other Proposing Person or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(~~d~~D) with respect to each nominee for election or reelection to the Board of Directors, include the completed and signed questionnaire, representation and agreement required by Section 1.8 of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(3) Notwithstanding anything in the second sentence of Section 1.7(a)(2) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice provided for in this Section 1.7 and is a stockholder of record at the time of the special meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Section 1.7. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 1.7(a)(2) (including the completed and signed questionnaire, representation and agreement required by Section 1.8 of these Bylaws) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting and the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.7 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.7. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Bylaws, only the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.7 and, if any proposed nomination or business is not in compliance with this Section 1.7, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Section 1.7, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 1.7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.7. ~~Nothing in this~~

(4) For the avoidance of doubt, Section 1.7 ~~shall be deemed to affect the rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to~~(a)(1)(C) will be the exclusive means for nominations or other business to be properly brought before an annual meeting by a stockholder (other than proposals properly made (A) in accordance with Rule 14a-8 under the Exchange Act ~~or (ii) of~~and included in the notice of meeting given by or at the direction of the Board of Directors and (B) by the holders of any series of Preferred Stock if and to the extent provided for under law, the Amended and Restated Certificate of Incorporation or these Bylaws).

(d) Requirement to Attend Annual Meeting. If a stockholder does not appear at the annual meeting to present its nomination or other business, such nomination or other business will be disregarded (notwithstanding that proxies in respect of such nomination or other business may have been solicited, obtained or delivered).

(e) Updating the Section 1.7 Information. A stockholder providing the notice provided for in this Section 1.7 must further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.7 is true and correct as of the record date for the annual meeting and as of the date that is ten days prior to the annual meeting or any recess, adjournment or postponement thereof. Any such update and supplement must be delivered to, or mailed and received by, the Secretary at the principal offices of the Corporation not later than five business days after the record date for the annual meeting and not later than eight business days prior to the date of the annual meeting.

Section 1.8 Submission of Questionnaire, Representation and Agreement.

(a) To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods described for delivery of notice under Section 1.7 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the identity, background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act, solely in his or her capacity as a director of the Corporation, or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, solely in his or her capacity as a director of the Corporation, or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, including codes of conduct.

Section 1.9 Record Date. The Board of Directors may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than sixty (60) nor fewer than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof; (ii) to receive payment of any dividend or other distribution or allotment of any rights; (iii) to exercise any rights with respect to any change, conversion or exchange of stock; or (iv) to take, receive or participate in any other lawful action.

If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.10 Proxies and Voting.

(a) A stockholder may, by an instrument in writing or by a transmission permitted by law filed in accordance with the procedures established for the meeting, authorize any other person or persons to act for such stockholder as proxy to vote for such stockholder at any and all meetings of stockholders and to waive all notices which such stockholder may be entitled to receive.

(b) Each stockholder shall have one vote for every share of stock entitled to vote which is registered in such stockholder’s name on the record date for the meeting, except as otherwise provided herein or required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation.

(c) All voting, including on the election of directors, and except where otherwise required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by such stockholder’s proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

(d) Except as set forth below, election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a majority of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors. For purposes of this Bylaw, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include direction to withhold authority in each case and exclude abstentions with respect to that director’s election. Notwithstanding the foregoing, in the event of a “contested election” of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Bylaw, a “contested election” shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the close of the applicable notice of nomination period set forth in Section 1.7 of these Bylaws or under applicable law, based on whether one or more notice(s) of nomination were timely filed in accordance with Section 1.7; provided, however, that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If, prior to the time the Corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.

(e) If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board of Directors. The Governance and Nominating Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Governance and Nominating Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Governance and Nominating Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Governance and Nominating Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this Bylaw, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to Section 2.3 of these Bylaws or may decrease the size of the Board of Directors pursuant to Section 2.3 of these Bylaws.

(f) Except as otherwise provided by applicable law, the Amended and Restated Certificate of Incorporation or these Bylaws all matters other than the election of directors shall be decided by the vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on such matter which are present in person or proxy at the meeting.

Section 1.11 Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in such stockholder’s name, shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall be open to the examination of any stockholder during the whole time thereof on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

Section 2.2 Qualifications of Directors. Each director shall be a person sui juris. No director need be a stockholder of the Corporation.

Section 2.3 Number, Term of Office and Vacancies. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Board of Directors. No decrease in the number of authorized directors constituting the

Board of Directors shall shorten the term of any incumbent director. The directors shall be elected at the annual meetings of stockholders, except as otherwise provided in the Certificate of Incorporation and in these Bylaws, and each director of the Corporation shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. If a vacancy occurs on the Board of Directors, the Board of Directors may fill the vacancy by the affirmative vote of a majority of all the remaining directors, even if the directors then remaining in office constitute fewer than a quorum of the Board of Directors.

Section 2.4 Removal and Resignation. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director may be removed from office at any time by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of stock of the Corporation, voting together as a single class. Any director may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance.

Vacancies in the Board of Directors resulting from removal or resignation shall be filled in the manner provided in Section 2.3 of these Bylaws.

Section 2.5 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 2.6 Special Meetings. Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number), by the Chairman of the Board or by the Chief Executive Officer and shall be held at such place, on such date, and at such time as may be fixed by the person or persons calling the special meeting. Notice of the place, date, and time of each such special meeting shall be given to each director who does not waive the right to a notice by (i) mailing written notice not less than five (5) days before the meeting, (ii) sending notice at least one (1) day before the meeting by an overnight courier service and at least two (2) days before the meeting if by overseas courier service, (iii) telephoning, telecopying, telegraphing at least one (1) day before the meeting, (iv) electronic transmission at least one (1) day before the meeting, or (v) personally delivering the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting.

Section 2.7 Quorum. At any meeting of the Board of Directors, a majority of the total number of authorized directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 2.8 Participation in Meetings by Conference Communications Equipment. Members of the Board of Directors, or of any committee of the Board of Directors, may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 2.9 Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present at a meeting at which a quorum is present, except as otherwise provided herein or required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation.

Section 2.10 Action Without Meeting. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be in counterparts) or by electronic transmission, and the written consent or consents or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be made in paper form if the minutes of the Corporation are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.11 Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors or a committee of the Board of Directors, reimbursement of their reasonable expenses, if any, of attendance at meetings and fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

Section 2.12 Nomination of Director Candidates. Subject to any limitations stated in the Amended and Restated Certificate of Incorporation, nominations for the election of Directors may be made in the manner set forth below by the Board of Directors or the Corporate Governance and Nominating Committee appointed by the Board of Directors, as appropriate, or by any stockholder entitled to vote in the election of Directors generally who complies with the notice procedures set forth in Section 1.7.

ARTICLE III

COMMITTEES

Section 3.1 Committees of the Board of Directors. The Board of Directors shall have five (5) standing committees, which shall be designated the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, the Executive Committee and the Finance Committee, and each of which shall be governed by its charter as approved by the Board of Directors and which shall comply with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange (or any other principal exchange on which the Corporation’s common stock is listed) applicable to Board of Directors committees of such nature. The Board of Directors, by a vote of a majority of the whole Board of Directors, may from time to time designate one or more other committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors, and shall, for those committees and any other provided for herein, elect a director or directors to serve as the member or members thereof, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee.

Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 3.2 Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation. Unless otherwise designated by the Board of Directors, one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof. Each committee shall hold meetings upon the call of its chairman, the Chairman of the Board, the Chief Executive Officer, or any one of its members, at such date, time and place as set forth in the notice of meeting. Notice of each meeting of a committee of the Board of Directors shall be given to each member by the Secretary or Assistant Secretary of the Corporation, Chairman of the Board, Chief Executive Officer or by the member of the committee calling the meeting. Such notice may be given personally or by telephone or by written notice, telegram, cable, facsimile or telex, mailed or directed to the address of the member appearing upon the books of the Corporation and shall set forth the date, time and place of the meeting, but need not state the purpose or purposes thereof unless required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation. Notice of the meeting shall be sufficient in time if actually delivered to the member of the committee notified, or delivered properly addressed and prepaid to the carrier thereof, or telecopied, sufficiently early to be delivered in due and regular course to the member notified, in time to enable him to attend such meeting. Notice to any member of a meeting of a committee of the Board of Directors may be waived by him, and shall be deemed waived by him by his presence at the meeting. Action may be taken by conference telephone as provided in Section 2.8 of these Bylaws. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE IV

OFFICERS

Section 4.1 Elected Officers. The officers of the Corporation shall consist of a Chairman of the Board, a President, a Chief Executive Officer, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the Board of Directors may from time to time elect. The Board of Directors shall consider the election of officers at its first meeting after every annual meeting of stockholders and may consider that subject at such other times as the Board of Directors may deem appropriate. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation, retirement or removal. Any number of offices may be held by the same person.

Each officer elected by the Board of Directors or any person thereto specifically authorized by the Board of Directors may, in the name and on behalf of the Corporation, receive and receipt for moneys and other properties, execute and deliver contracts, deeds, mortgages, leases, bonds, undertakings, powers of attorney, and other instruments, and assign, endorse, transfer, deliver, release, and satisfy any and all contracts, mortgages, leases, stock certificates, bonds, promissory notes, drafts, checks, bills, orders, receipts, acquittances, and other instruments, and may, when necessary, affix the corporate seal thereto.

The Chairman of the Board, President, Chief Executive Officer and Vice Presidents elected by the Board of Directors may delegate, designate or authorize named individuals to execute and attest on behalf of the Corporation bids, contracts, performance bonds and similar documents arising in the ordinary day-to-day operations of the Corporation and its divisions.

Section 4.2 Appointed Officers. The Chief Executive Officer designated by the Board of Directors, or if a Chief Executive Officer has not been so designated, the President of the Corporation, may, from time to time, create and abolish such functional, divisional or regional offices of Vice President or Assistant Vice President with such powers and duties and subject to such limitations of authority as he or she may prescribe and he or she may make appointments to, and removals from, any such office, but such appointees shall not exercise specific powers or duties pertaining to the elective offices of the Corporation as provided in this Article IV, except as prescribed by the Board of Directors, either generally or specially.

Section 4.3 Compensation. The Board of Directors, or any committee thereof so designated, may, from time to time, fix the compensation of the several officers, agents, and employees of the Corporation and may delegate to any officer of the Corporation, or any committee composed of officers of the Corporation, the power to fix the compensation of the officers, agents, and employees of the Corporation.

Section 4.4 Chairman of the Board. The Board of Directors may elect one of the members of the Board of Directors as Chairman of the Board, who, if elected, shall preside at all meetings of stockholders and directors and shall also perform such duties as may be prescribed by the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board shall possess the same power as the President to sign all certificates, contracts and other instruments of the Corporation.

Section 4.5 Vice Chairman of the Board. The Board of Directors may designate one of the members of the Board of Directors as Vice Chairman of the Board who, in the absence or disability of the Chairman of the Board or during any vacancy of that office, shall perform the duties of the Chairman of the Board. He or she shall also perform such duties as may be prescribed by the Board of Directors or delegated to him or her by the Chief Executive Officer.

Section 4.6 Chief Executive Officer. The Board of Directors shall designate either the Chairman of the Board or the President as Chief Executive Officer of the Corporation, who, subject to the direction and control of the Board of Directors, shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which the Board of Directors delegates to him. He or she shall have power to sign all stock certificates, contracts and other authorized instruments of the Corporation and shall have general supervision and direction of all other officers, employees and agents of the Corporation.

Section 4.7 President. The President, in the absence or disability of the Chairman of the Board and any Vice Chairman of the Board or during vacancies in both of such offices, shall preside at all meetings of stockholders and directors. He or she shall perform such duties as may be prescribed by the Board of Directors or delegated to him or her by the Chief Executive Officer.

Section 4.8 Vice President. Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. The Board of Directors, or the Chief Executive Officer, or if a Chief Executive Officer has not been so designated, the President, may assign further descriptive titles to the Vice Presidents, prescribe their duties and rank and may designate them numerically.

Section 4.9 Secretary. The Secretary shall keep an accurate record of all proceedings of the stockholders and the Board of Directors and committees of the Board of Directors; sign all certificates for shares and deeds, mortgages, bonds, contracts, notes and other instruments executed by the Corporation requiring his or her signature or as may be prescribed by the Chief Executive Officer or the President; give notices of meetings of stockholders and of directors; produce on request at any meeting of stockholders a certified list of stockholders arranged in alphabetical order, showing the number of shares held by each; and perform such other and further duties as may from time to time be prescribed by the Board of Directors, or a committee of the Board of Directors, or as may from time to time be assigned or delegated to him or her by the Chief Executive Officer or the President. He or she shall have custody and care of the seal of the Corporation.

Section 4.10 Treasurer. Subject to the direction and control of the Board of Directors, the Chief Executive Officer, and any officer who may be designated by the Board of Directors with responsibility for finance, the Treasurer shall have custody of the funds and securities belonging to the Corporation, and shall deposit all funds in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors or by an officer or officers duly authorized by the Board of Directors to designate depositories. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render to the Board of Directors, whenever the Board of Directors may require it, an account of all his or her transactions as Treasurer. The Treasurer shall also perform such other duties as the Board of Directors may prescribe from time to time.

Section 4.11 Controller. The Controller shall keep proper books of account and full and accurate records of the receipts and disbursements of the funds belonging to the Corporation and of its operations. The Controller shall render to the Board of Directors, any of its committees, the Chief Executive Officer, and the President, such statements as to the financial condition of the Corporation and as to its operations as each or any of them may request.

Section 4.12 All Officers. The several officers shall perform all other duties usually incident to their respective offices, or which may be required by the stockholders or Board of Directors; shall from time to time, and also whenever requested, report to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President all matters affecting the Corporation’s interests which may come to their knowledge and, on the expiration of their terms of office, shall respectively deliver all books, papers, money and property of the Corporation in their hands to their successors, or to the Chief Executive Officer, or to any person designated by the Board of Directors to receive the same.

Section 4.13 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 4.14 Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 4.15 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, each of the elected officers of the Corporation shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of, or with respect to any action of stockholders of, any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

Section 4.16 Security. The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character and on such terms as may be determined from time to time by the Board of Directors.

ARTICLE V

STOCK

Section 5.1 Certificates of Stock. The shares of capital stock of the Corporation shall be represented by certificates, provided that the Board of Directors may adopt a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every record holder of capital stock of the Corporation theretofore represented by certificates and, upon request, every record holder of uncertificated shares, shall be entitled to a certificate for shares of capital stock of the Corporation. Any such certificate shall be signed by, or in the name of the Corporation by, the Chief Executive Officer, the Chairman of the Board, the President or a Vice President, and by the Secretary, an Assistant Secretary or the Treasurer, certifying the number of shares owned by him or her. Any or all the signatures on any such certificate and the seal of the Corporation may be facsimile, engraved, stamped or printed. In case any officer, transfer agent, or registrar who has signed or whose facsimile, stamp or other imprint signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar continued to be such at the date of issue.

Section 5.2 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock certificate is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of Section 5.3 of these Bylaws, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to such stock certificate or the shares represented thereby of which the Corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of stock certificates, the Corporation shall issue a new certificate or certificates for such stock to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.

Section 5.3 Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, the Corporation may issue a new certificate for stock in the place of any such certificate, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such stockholder’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.4 Stockholders of Record. The Corporation shall be entitled to treat the holder of record of any stock of the Corporation as the holder thereof and shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of the State of Delaware.

Section 5.5 Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI

NOTICES

Section 6.1 Notices. Except as otherwise specifically provided herein or required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram, mailgram or commercial courier service or any other reliable means permitted by applicable law (including, subject to the next paragraph, electronic transmission). Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his, her or its last known address as the same appears on the books of the Corporation. The time when such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if hand delivered, or dispatched, if delivered through the mails or by telegram, courier or mailgram, shall be the time of the giving of the notice. Such requirement for notice shall also be deemed satisfied, except in the case of stockholder meetings, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by the General Corporation Law, the Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation.

Without limiting the foregoing, any notice to stockholders given by the Corporation pursuant to these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation and shall also be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary of the Corporation, the transfer agent or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by a form of electronic transmission in accordance with these Bylaws shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder.

Section 6.2 Waivers. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a person at a meeting shall constitute a waiver of notice for such meeting, except when the person attends a meeting for the express purpose of objecting, and does in fact object, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

FINANCES

Section 7.1 Fiscal Year. The fiscal year shall begin on the first day of January in each year.

Section 7.2 Borrowings. Any two of the following officers: the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Executive Vice President, Senior Vice President, Treasurer, Assistant Treasurer, or any employee of the Corporation designated in writing by any two of said officers, may, without further approval from the Board of Directors, from time to time in the name of the Corporation borrow money with an obligation to repay not exceeding one year from any bank, trust company or financial institution in such amounts as the officers or designated employee may deem necessary or desirable for the current needs of the Corporation.

All obligations for moneys borrowed by the Corporation, and guarantees by the Corporation of moneys borrowed by subsidiaries of the Corporation, shall bear the signatures of any two of the following officers: the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Executive Vice President, Senior Vice President, Treasurer and Assistant Treasurer, only one of which may be an Assistant Treasurer.

Section 7.3 Banking Authorizations. Except as provided in Section 7.2 above, all checks, drafts, notes or other obligations for the payment of money shall be signed by such person or persons as the Board of Directors shall direct. The Board of Directors may delegate to any officer or officers the power to designate a depository or depositories for the Corporation and to appoint a signer or signers upon such instruments in respect of the funds held by all or any particular depositories. The Board of Directors may authorize the use of facsimile or mechanically applied signatures or may delegate to an officer or officers the power to authorize the use thereof. The Board of Directors may authorize the use of Depository Transfer Instruments without signature from one corporate account maintained with a duly designated depository to any other corporate account maintained with either the same or some other duly designated depository. The Board of Directors may authorize the use of any generally accepted means of transferring funds without signature from a corporate account maintained with a duly designated depository to any other corporate account or to the account of another party at the same or some other depository.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 8.2 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, the year of its organization, and the words “Corporate Seal, Delaware,” which seal shall be in the charge of the Secretary. Duplicates of the seal may be kept and used by an Assistant Secretary or other officer designated by the Board of Directors.

Section 8.3 Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 8.4 Time Periods. In applying any provision of these Bylaws which requires that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 8.5 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, electronic format or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 8.6 Transactions With Interested Parties. No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors at which the contract or transaction is authorized or solely because any such director’s or officer’s votes are counted for such purpose if (a) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and (b) the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 8.7 Definitions. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 8.8 Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporate Law or the Corporation’s certificate of incorporation or Bylaws (as either may be amended from time to time) or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

ARTICLE IX

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 9.1 Right to Indemnification. The Corporation shall, to the fullest extent authorized or permitted by applicable law from time to time in effect (but, in the case of any amendment of such law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) indemnify any and all persons who may serve or who have served at any time as directors or officers of the Corporation, or who at the request of the Corporation may serve or at any time have served as directors, managers, officers, employees or agents of another corporation (including subsidiaries of the Corporation) or of any partnership, joint venture, trust or other enterprise, and any directors or officers of the Corporation who at the request of the Corporation may serve or at any time have served as agents or fiduciaries of an employee benefit plan of the Corporation or any of its subsidiaries, from and against any and all of the expenses, liabilities or other matters referred to in or covered by law whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, manager, officer, employee or agent. The Corporation may also indemnify any and all other persons whom it shall have power to indemnify under any applicable law from time to time in effect to the extent authorized or permitted by such law. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which any person may be entitled under any provision of the Amended and Restated Certificate of Incorporation, other Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall be contract rights and continue as to a person who has ceased to be a director, manager, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

For purposes of this Article IX: (i) any reference to “other enterprise” shall include all plans, programs, policies, agreements, contracts and payroll practices and related trusts for the benefit of or relating to employees of the Corporation and its related entities (“employee benefit plans”); (ii) any reference to “fines”, “penalties”, “liability” and “expenses” shall include any excise taxes, penalties, claims, liabilities and reasonable expenses (including reasonable legal fees and related expenses) assessed against or incurred by a person with respect to any employee benefit plan; (iii) any reference to “serving at the request of the Corporation” shall include any service as a director, manager, officer, employee or agent of the Corporation or trustee or administrator of any employee benefit plan which imposes duties on, or involves services by, such director, manager, officer, employee or agent with respect to an employee benefit plan, its participants, beneficiaries, fiduciaries, administrators and service providers; and (iv) any reference to serving at the request of the Corporation as a director, officer, employee or agent of a partnership or trust shall include service as a partner or trustee.

Section 9.2 Right of Claimant to Bring Suit. If a claim under this Article IX is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the director or officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the director or officer shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the director or officer to enforce a right to indemnification hereunder (but not in a suit brought by the director or officer to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the director or officer has not met any applicable standard for indemnification set forth in the General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the director or officer is proper in the circumstances because the director or officer has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the director or officer has not met such applicable standard of conduct, shall create a presumption that the director or officer has not met the applicable standard of conduct or, in the case of such a suit brought by the director or officer, be a defense to such suit. In any suit brought by the director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article IX or otherwise shall be on the Corporation.

Section 9.3 No Limitation. The indemnification provided in this Article IX shall inure to each person referred to herein, whether or not the person is serving in any of the enumerated capacities at the time such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement are imposed or incurred, and whether or not the claim asserted against him or her is based on matters which antedate the adoption of this Article IX. None of the provisions of this Article IX shall be construed as a limitation upon the right of the Corporation to exercise its general power to enter into a contract or understanding of indemnity with a director, officer, employee, agent or any other person in any proper case not provided for herein. Each person who shall act or have acted as a director or officer of the Corporation shall be deemed to be doing so in reliance upon such right of indemnification.

Section 9.4 Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, manager, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, manager officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to those provided for in this Article IX.

Section 9.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any such director, manager, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the General Corporation Law.

Section 9.6 Effect of Amendment. Any amendment, repeal or modification of any provision of this Article IX by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

Section 9.7 Savings Clause. If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, manager, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the fullest extent authorized or permitted by applicable law.

ARTICLE X

AMENDMENTS

Section 10.1 By Stockholders. Subject to the provisions of the Amended and Restated Certificate of Incorporation, these Bylaws may be altered, amended or repealed, or new Bylaws enacted, at any special meeting of the stockholders if duly called for that purpose (provided that in the notice of such special meeting, notice of such purpose shall be given), or at any annual meeting, by the affirmative vote of the holders of a majority of all of the shares of stock entitled to vote at the meeting. For purposes of these Bylaws, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

Section 10.2 By Directors. Subject to the General Corporation Law and the Amended and Restated Certificate of Incorporation, these Bylaws may be amended by a majority vote of the whole Board of Directors at any meeting, including Bylaws adopted by the stockholders.

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